                                                                      EXHIBIT 23

                     [MORRIS, DAVIS & CHAN LLP LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

Administrative Committee
Adaptive Broadband Corporation

We consent to the incorporation by reference in Registration Statement number 333-69993 on Form S-8 of Adaptive Broadband Corporation (formerly California Microwave, Inc.) filed with the Securities and Exchange Commission on December 31, 1998, of our report dated November 5, 1999, on the financial statements and supplemental schedules included in the Annual Report on Form 11-K of the Adaptive Broadband Corporation Tax-Deferred Savings and Deferred Profit Sharing Plan for the year ended June 30, 1999.

/s/ MORRIS, DAVIS & CHAN
Oakland, California
December 23, 1999